UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2020

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

2055 Gateway Place, #480, San Jose, California (Address of Principal Executive Offices)	95110 (Zip Code)

972-9-952-9696
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2020 Annual Meeting of DSP Group, Inc. (the “Company”) held virtually on June 10, 2020, the following proposals were submitted to a vote of stockholders and the voting results are set forth below. The proposals are described in detail in the proxy statement for the 2020 Annual Meeting that the Company filed with the Securities and Exchange Commission on April 29, 2020.

1.     Election of seven directors as specifically set forth below, each to serve until the 2021 annual meeting of stockholders:

Ofer Elyakim	For: 19,221,919	Withheld: 60,040	Broker Non-Vote:1,037,109

Thomas A. Lacey	For: 19,022,982	Withheld: 258,977	Broker Non-Vote:1,037,109

Cynthia Paul	For: 19,171,333	Withheld: 110,626	Broker Non-Vote:1,037,109

Gabi Seligsohn	For: 19,079,497	Withheld: 202,462	Broker Non-Vote:1,037,109

Yair Seroussi	For: 17,863,623	Withheld: 1,418,336	Broker Non-Vote:1,037,109

Norman P. Taffe	For: 15,545,302	Withheld: 3,736,657	Broker Non-Vote:1,037,109

Kenneth H. Traub	For: 19,086,277	Withheld: 195,682	Broker Non-Vote:1,037,109

2.     Proposal to approve an amendment and restatement of the Company’s 1993 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 4,800,000 shares to 5,300,000 shares:

For: 19,157,037	Against: 121,582	Abstain: 3,340	Broker Non-Vote: 1,037,109

3.     Proposal to ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent auditors for the year ending December 31, 2020:

For: 19,792,104	Against: 523,425	Abstain: 3,539	Broker Non-Vote: 0

4.     Advisory vote to approve the Company’s named executive officers compensation:

For: 18,921,751	Against: 356,486	Abstain: 3,722	Broker Non-Vote: 1,037,109

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: June 12, 2020	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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